Exhibit 10.9

NOTES PURCHASE AGREEMENT
THIS NOTES PURCHASE AGREEMENT, is made as of February 11, 2015 (the "Agreement"), by and among OpGen, Inc., a Delaware corporation (the "Company"), and the Investors listed on Exhibit A attached to this Agreement (each an "Investor" and together the "Investors").  Certain capitalized terms used in this Agreement are set forth in Section 1.5.
W I T N E S S E T H
WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, on the terms and conditions set forth in this Agreement, Secured Convertible Promissory Notes in the aggregate principal amount of $1,500,000 (the "Financing"), having the rights, preferences, privileges and restrictions set forth in the form(s) of Secured Convertible Promissory Notes attached to this Agreement as Exhibit B (the "Notes").
WHEREAS, the Notes are convertible (i) at the option of the holder, into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at any time after the closing of a QPO (as defined below); (ii) at the option of the holder, into either (a) shares of the Common Stock, or (b) shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a conversion rate of 1 share for each $1.00 of principal amount remaining, at any time after the closing of an initial public offering that is not a QPO; or (iii) at the option of the holder, into shares of the Series A Preferred Stock at a conversion rate of 1.25 shares for each $1.00 of principal amount remaining, if no initial public offering has been consummated; provided, however, and notwithstanding the foregoing, if an initial public offering is not consummated on or before June 30, 2015, then the Notes shall only be convertible pursuant to clause (iii) for so long as the Notes remain outstanding.
WHEREAS, if an initial public offering is not consummated on or before June 30, 2015, each Note will thereafter only be convertible, as long as the Notes remain outstanding, at the option of the holder, into shares of the Series A Preferred Stock at a conversion rate of 1.25 shares for each $1.00 of principal amount remaining.
WHEREAS, the Series A Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Ninth Amended and Restated Certificate of Incorporation (the "Restated Certificate").
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:
1.             Purchase and Sale of Notes.
1.1        Purchase and Issuance of Notes.  Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, a Note in the principal amount set forth opposite each Investor's name on Exhibit A attached hereto (each such amount, the "Purchase Price").
1.2        Issuance of Warrants.  As additional consideration for the Investors to participate in the Financing, each Investor also will receive from the Company a Warrant to purchase Common Stock substantially in the form attached hereto as Exhibit D (each, a "Warrant," and, collectively, the "Warrants"), which Warrant will permit such Investor to acquire a number of shares of the Common Stock equal to fifteen percent (15%) of the principal amount of such Investor's Note divided by $1.00 if an initial public offering is consummated.

1.3        Closing; Delivery.
(a)        The purchase and sale of the Notes and Warrants shall take place either remotely via the exchange of documents and signatures or at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, at 10:00 a.m. on the date above first written or at such other date and time or such other place as the Company and Investors who have agreed to purchase a majority of the aggregate principal Notes listed on Exhibit A mutually agree, orally or in writing (which time and place are designated as the "Initial Closing").  The date on which the Initial Closing occurs is the "Initial Closing Date."
(b)        At any time or from time to time on or before the 30th day following the Initial Closing (each such date, an "Additional Closing Date"), the Company may sell Notes and Warrants to certain existing stockholders of the Company in accordance with the purchase rights granted to such stockholders in the Investors' Rights Agreement among the Company and the investor signatories thereto.  The Company will provide notice of the sale of the Notes and Warrants to all Investors under the Investors' Rights Agreement in accordance with Section 4.1(e) thereof as promptly as possible, but no later than three days after the Initial Closing Date.  All such sales made to any Investor who complies with the notice requirement of Section 4.1(e) of the Investors' Rights Agreement at any additional closings (each an "Additional Closing") shall be made on the same terms and conditions set forth in this Agreement, except that the representations and warranties of the Company set forth in Section 2 hereof (and the Disclosure Schedule) shall speak as of the Initial Closing Date, and the representations and warranties of the additional purchasers in Section 3 hereof shall speak as of such Additional Closing Date on which they purchase Notes.
(c)        Any Notes and Warrants sold pursuant to Section 1.3(b) shall be deemed to be "Notes" and "Warrants," as applicable, for all purposes under this Agreement, any purchasers thereof shall be deemed to be "Investors" for all purposes under this Agreement, in each case without any further action by the parties hereto.  Each of the Initial Closing and any Additional Closings may hereinafter be separately referred to as a "Closing," and each of the Initial Closing Date and any Additional Closing Date may hereinafter be separately referred to as a "Closing Date."
(d)        At each Additional Closing, each purchaser who agrees to purchase Notes and Warrants will execute a Joinder Agreement, pursuant to which such purchaser agrees to become a party hereto as an Investor hereunder and to be subject to the terms and conditions hereof.
(e)        At each Closing, the Company shall issue to each Investor the Note and Warrant being purchased by such Investor at such Closing against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.  jVen Capital, LLC ("jVen"), in its sole discretion, may tender to the Company principal and interest due to jVen under that certain Secured Demand Note in the principal amount of $300,000 from the Company to jVen, dated as of January 22, 2015, as partial satisfaction of payment of the Purchase Price of any Notes and Warrants that jVen purchases hereunder.
1.4        Use of Proceeds.  In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Notes and Warrants for working capital and other general corporate purposes.
1.5        Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.
(a)        "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)        "Amended and Restated Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among Harris & Harris Group, Inc. ("H&H"), both as the collateral agent under the Convertible Notes Security Agreement (as defined in the Intercreditor Agreement) and as the collateral agent under the Demand Notes Security Agreement (as defined in the Intercreditor Agreement), each of the Secured Parties (as defined in the Intercreditor Agreement) and the Company, substantially in the form attached hereto as Exhibit I.
(c)        "Certificate of Amendment" means the Certificate of Amendment to the Restated Certificate, attached hereto as Exhibit C.
(d)        "Code" means the Internal Revenue Code of 1986, as amended.
(e)        "Common Stock" means the common stock, par value $0.01 per share, of the Company.
(f)        "Company Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company's business as now conducted and as presently proposed to be conducted.
(g)        "Indemnification Agreements" means the agreements between the Company and (i) the director previously designated by any Investor entitled to designate a member of the Board of Directors pursuant to the Voting Agreement and (ii) the director designated by H&H pursuant to the Voting Agreement.
(h)        "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of October 30, 2014, by and among H&H, both as the collateral agent under the Convertible Notes Security Agreement (as defined in the Intercreditor Agreement) and as the collateral agent under the Demand Notes Security Agreement (as defined in the Intercreditor Agreement), each of the Secured Parties (as defined in the Intercreditor Agreement) and the Company, as amended by the Amended and Restated Intercreditor Agreement.
(i)        "Investor" means each of the Investors who is initially a party to this Agreement and any additional investor who becomes a party to this Agreement.
(j)        "Investors' Rights Agreement" means the Third Amended and Restated Investors' Rights Agreement, dated December 18, 2013, among the Company and the investors signatory thereto, as amended by the Stockholders' Agreements Amendment and the Second Stockholders' Agreements Amendment.
(k)        "Key Employee" means any executive-level employee (including division directors and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(l)        "Knowledge," including the phrase "to the Company's knowledge," shall mean the actual knowledge of Evan Jones, C. Eric Winzer, Vadim Sapiro, David Hoekzema and Terrance Walker.
(m)        "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.
(n)        "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(o)        "QPO" means the closing of the sale of shares of Common Stock to the public at a price per share of at least $4.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $30,000,000 of proceeds, net of the underwriting discount and commissions, to the Company, as this definition may be amended from time to time in an amendment or amendment and restatement of the Restated Certificate.
(p)        "Right of First Refusal Agreement" means the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated December 18, 2013, among the Company and the investors signatory thereto, as amended by the Stockholders' Agreements Amendment and the Second Stockholders' Agreements Amendment.
(q)        "Securities" means the Notes and the Warrants and any and all securities issuable upon conversion or exercise of the Notes or the Warrants and the conversion of any such securities.
(r)        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(s)        "Security Agreement" means the Security Agreement by and among the Company and the holders of the Notes dated as of the date hereof and attached hereto as Exhibit E.
(t)        "Stockholders' Agreements Amendment" means that certain Stockholders' Agreements Amendment, dated July 11, 2014, by and among the Company and the investors signatory thereto.
(u)        "Second Stockholders' Agreements Amendment" means the Second Stockholders' Agreements Amendment among the Company and the investors signatory thereto, dated February 7, 2015 and attached hereto as Exhibit F.
(v)        "Series A Convertible Notes" means the existing notes, convertible into Series A Preferred Stock, issued in July through September 2014.
(w)        "Voting Agreement" means the Third Amended and Restated Voting Agreement, dated December 18, 2013, among the Company and the investors signatory thereto, as amended by Amendment No. 1 dated February 19, 2014 and as further amended by the Stockholders' Agreements Amendment and the Second Stockholders' Agreements Amendment.

2.            Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule attached as Exhibit G to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Initial Closing Date, except as otherwise indicated.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
2.1          Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.2          Capitalization.
(a)        The authorized capital of the Company, upon the filing of the Certificate of Amendment, shall consist of:
(1)        10,000,000 shares of Common Stock.  Immediately prior to the Initial Closing, 493,483 shares of Common Stock are issued and outstanding.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.  The Company holds no shares of Common Stock in treasury.
(2)        7,500,000 shares of Preferred Stock, all of which have been designated Series A Preferred Stock.  Immediately prior to the Initial Closing, 3,999,864 shares of Series A Preferred Stock are issued and outstanding, and 1,500,000 shares of Series A Preferred Stock are reserved for conversion of the outstanding Series A Convertible Notes.  All of the outstanding shares of Series A Preferred Stock have been duly authorized, are fully paid and non‑assessable and were issued in compliance with all applicable federal and state securities laws.  The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Restated Certificate and as provided by the general corporation law of the jurisdiction of the Company's incorporation.  The Company holds no shares of Preferred Stock in treasury.
(b)        Immediately prior to the Initial Closing, the Company has reserved 1,447,485 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2008 Stock Option and Restricted Stock Plan, as amended, duly adopted by the Board of Directors and approved by the Company stockholders (the "Stock Plan").  Of such reserved shares of Common Stock, options to purchase 1,239,493 shares have been granted and are currently outstanding, and 207,992 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.  The Company has made available to the Investors complete and accurate copies of the Stock Plan and forms of agreements used thereunder.
(c)        Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the number of shares of the following:  (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) issued stock options, including vesting schedule and exercise price; (iii) stock options not yet issued but reserved for issuance; (iv) the Series A Preferred Stock; and (v) warrants to acquire shares of Common Stock.  Except for (A) the rights provided in Section 5.3 of the Investors' Rights Agreement and (B) the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock.

(d)        Except as set forth on Section 2.2(d) of the Disclosure Schedule, none of the Company's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.  Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(e)        Attached hereto as Exhibit H-1 is the capitalization of the Company as of February 11, 2015.  Attached hereto as Exhibit H-2 is the capitalization of the Company immediately following the Initial Closing.
2.3        Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.
2.4        Authorization.  All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into this Agreement at the Initial Closing, and to issue and sell the Notes and Warrants at the Initial Closing or any additional Closing, including the reservation of Securities issuable upon conversion of the Notes and exercise of the Warrants, has been taken or will be taken prior to the Initial Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Initial Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Initial Closing.  This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement and the Indemnification Agreements may be limited by applicable federal or state securities laws.
2.5        Valid Issuance of the Securities.
(a)        The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Right of First Refusal Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor.  Assuming the accuracy of the representations of the Investors in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Securities will be issued in compliance with all applicable federal and state securities laws.
(b)        The Securities issuable upon conversion of the Notes or exercise of the Warrants have been duly reserved for issuance and, upon issuance in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Right of First Refusal Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor.

2.6        Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Investors in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Amendment, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
2.7        Litigation.  Except as set forth on Section 2.7 of the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company's knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
2.8        Intellectual Property.
(a)        Section 2.8(a)(i) of the Disclosure Schedule lists all Company Intellectual Property, other than trade secrets, that is owned by the Company.  Section 2.8(a)(ii) of the Disclosure Schedule lists all contracts relating to intellectual property rights owned by Persons other than the Company, other than with respect to commercially available software products under standard end-user object code license agreements, which are used or held for use by the Company with the permission of the owner.  Except as set forth on Section 2.8(a)(ii) of the Disclosure Schedule, each of the contracts listed or required to be listed on Section 2.8(a)(ii) of the Disclosure Schedule grants the Company exclusive rights in regard to the intellectual property covered by the contract, is in full force and effect, and all actions required to keep such rights pending or in effect or to provide full protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken.  No intellectual property right for which the Company has rights pursuant to a contract listed or required to be listed on Section 2.8(a)(ii) of the Disclosure Schedule is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such right.  The Company has no present expectation or intention of not fully performing any obligation pursuant to any license, and, to the Company's knowledge, there is no breach, anticipated breach or default by any other party to any license.  There are no renegotiations of, attempts to renegotiate, demands for or outstanding rights to renegotiate any license that have been communicated to the Company.  All rights under each license will be fully available to the Company after the Initial Closing to the full extent available to the Company prior to the Initial Closing.  There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property other than those licenses set forth in Section 2.8(a)(ii) of the Disclosure Schedule, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person, other than those licenses and agreements set forth in Section 2.8(a)(ii) of the Disclosure Schedule.  Section 2.8(a)(iii) of the Disclosure Schedule lists any agreements pursuant to which the Company has disclosed, delivered, licenses or otherwise made available to any Person of any of the Company Intellectual Property.

(b)        Except as set forth on Section 2.8(b) of the Disclosure Schedule, the Company owns or possesses or can acquire or license on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with the rights of others.  To the Company's knowledge and in the Company's opinion, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes any intellectual property rights of any other party.
(c)        The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business.  To the Company's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.
(d)        Except as set forth on Section 2.8(d) of the Disclosure Schedule, each employee and consultant has assigned or has agreed to assign to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted.
(e)        Except as set forth in Section 2.8(e) of the Disclosure Schedule, the Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.
(f)        For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws after reasonable inquiry.
2.9        Compliance with Other Instruments.  Except as set forth in Section 2.9 of the Disclosure Schedule, the Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, nor will be at the time of filing, in violation or default under any provisions of its Certificate of Amendment, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10        Agreements; Actions.
(a)        Except for this Agreement or as set forth in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(b)        Except as set forth in Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $25,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
(c)        The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
2.11        Certain Transactions.
(a)        Except as set forth on Section 2.11(a) of the Disclosure Schedule, other than (i) standard employee benefits generally made available to all employees, (ii) non‑disclosure, non-competition, assignment of inventions agreements and similar agreements between the Company and certain Key Employees and consultants, (iii) standard director and officer indemnification agreements approved by the Board of Directors, and (iv) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance, approved in the written minutes or by action by written consent of the Board of Directors (previously made available to the Investors or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
(b)        Except as set forth on Section 2.11(b) of the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.
2.12        Rights of Registration and Voting Rights.  Except as provided in the Investors' Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13        Absence of Liens.  Except as set forth in Section 2.13 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.
2.14        Financial Statements.  The Company has made available to each Investor its audited financial statements as of December 31, 2012 and December 31, 2013, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal period ended December 31, 2014 (collectively, the "Financial Statements").  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles, subject in the case of the unaudited Financial Statements to normal year end audit adjustments.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2013, (b) obligations under contracts and commitments incurred in the ordinary course of business, and (c) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
2.15        Changes.  To the Company's knowledge, since December 31, 2013, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.
2.16        Employee Matters.
(a)        As of the date hereof, the Company employs 29 full-time employees and no part-time employees and engages 13 consultants or independent contractors.  Section 2.16 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company.
(b)        To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business.  Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)        The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.
(d)        To the Company's knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each employee of the Company is terminable at the will of the Company.  Except as set forth in Section 2.16 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Section 2.16 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(e)        The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company's board of directors.
(f)        Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.
(g)        Section 2.16 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  Except as set forth on Section 2.16 of the Disclosure Schedule, the Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title 1(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.
(h)        To the Company's knowledge, none of the Key Employees of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
2.17        Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18        Insurance.  Except as set forth on Section 2.18 of the Disclosure Schedule, the Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.
2.19        Confidential Information and Invention Assignment Agreements.  Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for the Investors (the "Confidential Information Agreements").  No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee's Confidential Information Agreement.  The Company is not aware that any of its Key Employees is in violation thereof.  Except as set forth on Section 2.19 of the Disclosure Schedule, each Key Employee has entered into a non-competition agreement with the Company.
2.20        Permits; Compliance with Laws.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.  The Company is in compliance in all material respects with all applicable federal, state and local laws, regulations, orders and decrees.
2.21        Corporate Documents.  The Restated Certificate, the Certificate of Amendment and Bylaws of the Company are in the form provided to the Investors.  Except as set forth on Section 2.21 of the Disclosure Schedule, the copy of the minute books of the Company made available to the Investors contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation which are in the possession of the Company and such minutes and actions accurately reflect in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.
2.22        Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company's knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Investors true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.  For purposes of this Section 2.22, "Environmental Laws" means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.23        No Disqualification Events.
(a)        With respect to the Notes and Warrants to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated company, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 promulgated under the Securities Act) connected with the Company in any capacity at the time of sale (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).
(b)        The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.
(c)        The Company will notify the Investors in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.
2.24        Disclosure.  The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Notes and Warrants.  No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Investors at the Closing contains any untrue statement of a material fact or, to the Company's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  It is understood that this representation (but not any other representation) is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.
3.            Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company, severally and not jointly, that:
3.1        Authorization.  The Investor has full power and authority to enter into this Agreement to which the Investor is a party.  This Agreement to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.
3.2        Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.  The Investor has not been formed for the specific purpose of acquiring the Securities.

3.3        Disclosure of Information.  The Investor has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.
3.4        Restricted Securities.  The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.  The Investor understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.
3.5        No Public Market.  The Investor understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.
3.6        Legends.  The Investor understands that the Securities, including any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:
(a)        "THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."
(b)        Any legend set forth in, or required by, this Agreement or a substantially similar legend set forth in, or required by, this Agreement.
(c)        Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

3.7        Accredited Investor.  The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.8        No Disqualification Event.  With respect to the Securities, neither the Investor nor any of its directors, executive officers, other officers is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act.  To the extent that the Investor delivered a Rule 506 Disqualification Event Questionnaire to the Company in November 2013, as of the applicable Closing Date, such Investor represents and warrants that the statements made in such November 2013 Rule 506 Disqualification Event Questionnaire remain true, correct and complete.
3.9        Foreign Investors.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Investor's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor's jurisdiction.
3.10        No General Solicitation.  Neither the Investor, nor any of the Investor's officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.
3.11        Exculpation Among Investors.  The Investor acknowledges that the Investor is not relying upon any Person, other than the Company and its officers and directors and the Investor's advisors, in making its investment or decision to invest in the Company.  The Investor agrees that neither any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.
3.12        Residence.  If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which it maintains its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.
4.            Conditions to the Investors' Obligations at Closing.  The obligations of each Investor to purchase the Notes and Warrants at the Initial Closing or any other Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:
4.1        Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.
4.2        Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.
4.3        Compliance Certificate.  The Chief Financial Officer of the Company shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.4 through 4.13 have been fulfilled or satisfied.

4.4        Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of such Closing.
4.5        Certificate of Amendment.  The Company shall have filed the Certificate of Amendment with the Secretary of State of Delaware on or prior to the Initial Closing, and the Restated Certificate, as amended by the Certificate of Amendment, shall continue to be in full force and effect as of each Closing.
4.6        Secretary's Certificate.  The Secretary of the Company shall have delivered to the Investors at the Closing a certificate certifying with respect to (i) the Restated Certificate and the Certificate of Amendment, (ii) the Amended and Restated Bylaws of the Company, (iii) resolutions of the Board of Directors of the Company approving the Agreement, the Notes, the Warrants, the Second Stockholders' Agreements Amendment, the Security Agreement, and the Amended and Restated Intercreditor Agreement (collectively, the "Transaction Documents"), the Certificate of Amendment and the transactions contemplated under the Transaction Documents, and (iv) resolutions of the stockholders of the Company approving the Certificate of Amendment and the Transaction Documents.
4.7        Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.
4.8        Preemptive Rights.  The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities; provided, however, compliance with the participation rights provided to Investors under Section 4.1 of the Investors' Rights Agreement shall be conducted in accordance with Section 1.3(b) of this Agreement.
4.9        Second Stockholders' Agreements Amendment.  The Second Stockholders' Agreements Amendment shall have been executed and delivered by the Company and the stockholders party thereto.
4.10        Security Agreement.  The Security Agreement shall have been executed and delivered by the Company and the stockholders party thereto.
4.11        Amended and Restated Intercreditor Agreement.  The Amended and Restated Intercreditor Agreement shall have been executed and delivered by the Company and the stockholders party thereto.
4.12        Required Number of Investors.  At least five Investors must agree to purchase Notes; provided that H&H, jVen Capital, LLC, Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. may collectively agree to waive this closing condition.
4.13        Investment Banker.  An engagement letter with at least one investment banker to act as the managing underwriter of an initial public offering of the Company's securities shall have been executed and delivered by the Company and the investment banker(s) party thereto.

5.        Conditions of the Company's Obligations at Closing.  The obligations of the Company to sell the Notes and the Warrants to the Investors at the Initial Closing or any other Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:
5.1        Representations and Warranties.  The representations and warranties of each Investor contained in Section 3 shall be true and correct in all respects as of such Closing.
5.2        Performance.  The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.
5.3        Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of such Closing.
5.4        Certificate of Amendment.  The Certificate of Amendment shall have been approved by the requisite stockholders, shall have been filed with the Secretary of State of Delaware on or prior to the Initial Closing, and the Restated Certificate, as amended by the Certificate of Amendment, shall continue to be in full force and effect as of each Closing.
5.5        Second Stockholders' Agreements Amendment.  The Second Stockholders' Agreements Amendment shall have been approved by the Board of Directors of the Company and the applicable stockholders and executed and delivered by the Company and the stockholders party thereto.
5.6        Security Agreement.  The Security Agreement shall have been approved by the Board of Directors of the Company and the applicable stockholders and executed and delivered by the Company and the stockholders party thereto.
5.7        Amended and Restated Intercreditor Agreement.  The Amended and Restated Intercreditor Agreement shall have been approved by the Board of Directors of the Company and the applicable stockholders and executed and delivered by the Company and the stockholders party thereto.
6.        Miscellaneous.
6.1        Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.
6.2        Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.

6.4        Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.5        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.6        Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.
If notice is given to the Company, a copy shall also be sent to

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
 Attn: Mary J. Mullany
6.7        No Finder's Fees.  Except as set forth on Section 6.7 of the Disclosure Schedule, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
6.8        Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least 67% of the then-outstanding aggregate value of the Notes.  Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon the Investors and each transferee of the Securities, each future holder of all such Securities, and the Company.  This Agreement may not be terminated or amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing; and shall be effective only to the extent specifically set forth in such writing.
6.9        Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.11        Entire Agreement.  This Agreement (including the Exhibits hereto) and the Restated Certificate, as amended by the Certificate of Amendment, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
6.12        Exculpation Among Investors.  Each Investor acknowledges to the other Investors that such Investor is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor, nor the respective Affiliates of any Investor, shall be liable to each of the other Investors for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions described in this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
COMPANY:

OPGEN, INC.

By:  /s/ C. Eric Winzer
Name: C. Eric Winzer
 Its:  Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTORS:

HARRIS & HARRIS GROUP, INC.

By: /s/ Daniel Wolfe
Name:  Daniel Wolfe
 Title:

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTORS:

jVEN CAPITAL, LLC

By:   /s/ Evan Jones
Name:  Evan Jones
 Title:    Managing Member

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTORS:

VERSANT VENTURE CAPITAL III, L.P.

By:         Versant Ventures III, LLC,
its General Partner

By: /s/ Brian Atwood
Name: Brian Atwood
Title: Managing Director

VERSANT SIDE FUND III, L.P.

By:         Versant Ventures III, LLC,
its General Partner

By: /s/ Brian Atwood
Name: Brian Atwood
Title: Managing Director

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTORS:

CROSS CREEK CAPITAL, L.P.

By:      Cross Creek Capital GP, L.P.,
             its Sole General Partner

By:  /s/ Tyler Christenson
Name:
Title:

CROSS CREEK CAPITAL EMPLOYEES FUND, L.P.

By:     Cross Creek Capital GP, L.P.,
             its Sole General Partner

By:  /s/ Tyler Christenson
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTOR:

/s/ Virginia Collett
VIRGINIA COLLETT

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTOR:

/s/ John C. Lee
JOHN C. LEE IV

IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date first written above.
INVESTOR:

THUNDER RIVER LLC

By:    /s/ Charles M. Fleischman
Name: Charles M. Fleischman
Title: Authorized Signatory

EXHIBITS
Exhibit A -	Schedule of Investors

Exhibit B -	Form of Note

Exhibit C -	Form of Certificate of Amendment of Certificate of Incorporation

Exhibit D -	Form of Warrant

Exhibit E -	Form of Security Agreement

Exhibit F -	Form of Second Stockholders' Agreements Amendment

Exhibit G -	Disclosure Schedule

Exhibit H-1 -	Capitalization as of February 11, 2015

Exhibit H-2 -	Capitalization Immediately Following the Initial Closing

Exhibit I -	Form of Amended and Restated Intercreditor Agreement

Investor	Principal Amount of Note
Versant Venture Capital III, L.P. Versant Side Fund III, L.P.	$400,452 $2,366
jVen Capital, LLC	$540,443
Harris & Harris Group, Inc.	$208,035
Cross Creek Capital, L.P. Cross Creek Capital Employees Fund, L.P.	$59,578 $5,855
Virginia Collett	$13,101
John C. Lee IV	$11,115
Thunder River LLC	$3,054
TOTAL	$1,243,999

A-1

EXHIBIT B

FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
OPGEN, INC.
 SECURED CONVERTIBLE PROMISSORY NOTE
Note No.  N-______
Amount: $___________	Issue Date: February __, 2015
1.   Principal Amount.  For value received, OpGen, Inc., a Delaware corporation (the "Company), does hereby promise to pay to the order of ________________________________ or its permitted assignee (the "Holder"), the principal sum of __________________ and ___/100 Dollars ($__________), plus interest accrued thereon, as hereinafter specified (collectively, the "Obligations") on the earliest to occur of (i) February __, 2016 (the "Maturity Date") or (ii) an Event of Default (as defined below).
2.   Notes Purchase Agreement.  This Note is one of a series of promissory notes (the "Financing Notes") issued pursuant to the Notes Purchase Agreement, dated as of February 11, 2015, among the Company and the investors named therein (as the same may be amended from time to time, the "Purchase Agreement"), and is subject to the provisions thereof.  Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.
3.   Definitions.  In addition to the other terms defined herein, the following terms shall have the following meanings ascribed to them:
3.1   "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.
3.2   "IPO" means an initial public offering of the securities of the Company registered under the Securities Act.
3.3   "Requisite Holders" means the holders holding at least 67% of the principal amount then outstanding of the Financing Notes.
3.4   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
3.5   "QPO" means the closing of the sale of shares of Common Stock to the public at a price per share of at least $4.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $30,000,000 of proceeds, net of the underwriting discount and commissions, to the Company, as this definition may be amended from time to time in an amendment or amendment and restatement of the Restated Certificate.

1

4.   Interest.  The Company agrees to pay interest, from the date hereof on the unpaid principal amount, at a rate equal to eight percent (8%) per annum, compounded annually (the "Interest Rate"), until the principal amount and all interest accrued thereon are paid (or converted, as provided in Section 5 hereof).  Subject to Section 5 hereof, interest shall be due and payable to the Holder on the Maturity Date.  In no event shall the amount of interest paid or agreed to be paid to the Holder hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.  In such event, the Interest Rate shall automatically be reduced to the maximum rate permitted by such law.
5.   Conversion.
5.1   This Note will be convertible (the "Conversion"), in whole and not in part:
(a)    at the option of the Holder, into shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at any time after the closing of a QPO;
(b)    at the option of the Holder, into either (i) shares of Common Stock, or (ii) shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), at any time after the closing of an IPO that is not a QPO; or
(c)    at the option of the Holder, into shares of Series A Preferred Stock, if no IPO has been consummated.  Notwithstanding anything in this Section 5.1 to the contrary, if an IPO is not consummated on or before June 30, 2015, then this Note will be convertible only pursuant to this Section 5.1(c) as long as this Note remains outstanding.
5.2    Conversion Rate.
(a)   Upon Conversion pursuant to Section 5.1(a), this Note shall be converted into one (1) share of Common Stock for each $1.00 of principal remaining on the Note.
(b)   Upon Conversion pursuant to Section 5.1(b), this Note shall be converted, at the option of the Holder, into either (i) one (1) share of Common Stock for each $1.00 of principal remaining on this Note, or (ii) one (1) share of Series A Preferred Stock for each $1.00 of principal remaining on this Note.
(c)   Upon Conversion pursuant to Section 5.1(c), this Note shall be converted into one and one quarter (1.25) shares of Series A Preferred Stock for each $1.00 of principal remaining on this Note.
Any accrued and unpaid interest on this Note shall be paid in cash at the time of Conversion.

2

5.3   Mechanics and Effect of Conversion.
(a)   No fractional units will be issued upon conversion of this Note.  In lieu of any fractional units to which the Holder may otherwise be entitled, the Company will pay to the Holder in cash the unconverted amount that would otherwise be converted into such fractional units.
(b)   Upon Conversion of this Note and payment of all accrued and unpaid interest due hereunder, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company, and this Note shall be canceled in all respects.  The Company will, at its expense, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock or Series A Preferred Stock, as applicable, to which the Holder is entitled upon the Conversion.
(c)   Upon Conversion of this Note and payment of all accrued and unpaid interest due hereunder, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.
5.4   Authorization of Conversion Shares.  The Company hereby covenants and agrees to take all such actions as may be necessary to authorize such number of additional shares of Common Stock and Series A Preferred Stock as will be sufficient to accomplish the Conversion.
6.   Security Agreement. This Note is subject to the terms and conditions of that certain Security Agreement dated as of February ___, 2015, by and between the Company and each holder of the Financing Notes (as amended or restated from time to time, the "Security Agreement"), and each holder of this Note, by his, her or its acceptance hereof, is entitled to the rights and benefits of, and agrees to be bound by, the Security Agreement.
7.   Payment.
7.1   Repayment.  All payment of principal shall be due and payable in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company, not later than 1:00 p.m. Pacific Time on the Maturity Date, unless this Note shall have been previously converted pursuant to Section 5 above.  All payments shall be applied first to interest accrued and unpaid hereunder, and thereafter to principal.
7.2   Prepayment.  The Company may prepay, without penalty, any principal amount on this Note, in whole or in part, at any time following the three-month anniversary of the closing of an IPO, provided that any prepayment between the 3-month anniversary of the closing of an IPO and the 6-month anniversary of an IPO may only be paid from capital raised by the Company subsequent to such IPO.  Any prepayment will be applied first to interest accrued and unpaid hereunder, and thereafter to principal.
8.   Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:
8.1   Payment Default.  The Company shall fail to pay the outstanding principal or accrued interest amount due hereunder or the outstanding principal due or accrued interest amount due under any of the Financing Notes, or any portion thereof when due, whether on the Maturity Date, or on such earlier date as is required by Section 9, or otherwise;

3

8.2   Other Default.  The Company shall materially breach the terms of this Note, or other material agreements between the Company and the holders of the Financing Notes, and shall fail to cure such material breach within ten (10) days after written notice thereof to the Company;
8.3   Other Indebtedness.  The Company shall default under any other material indebtedness of the Company, and shall fail to cure such default within ten (10) days after written notice thereof to the Company; or
8.4   Bankruptcy, Etc.  (a) The Company, pursuant to or within the meaning of any Bankruptcy Law, (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a custodian of it or for any part of its assets, (v) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a custodian of the Company or for any part of its assets, (vii) makes a general assignment for the benefit of its creditors, or (viii) takes any corporate act to authorize any of the foregoing; or (b) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any Bankruptcy Law now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.
9.   Remedies.  Upon or at any time after the occurrence of an Event of Default specified in Sections 8.1, 8.2, or 8.3 hereof, all Obligations under this Note shall, upon the demand of the Holder, become due and payable without further presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence of an Event of Default specified in Section 8.4 hereof, all Obligations shall thereupon and concurrently therewith become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.
10.   Waiver and Amendment.  Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure or delay of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive Holder of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Holders, except for the provisions of Section 5 or other provisions related to the Conversion of this Note, which provisions can only be amended with the written consent of the Holder.  This Note may not be terminated or amended and the observance of any term of this Note may not be waived with respect to the Holder without the consent of such Holder unless such amendment, termination or waiver applies to all holders of the Financing Notes in the same fashion.  Any waiver or amendment effected in accordance with this section shall be binding upon the Company and the Holder.
11.   Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO OBLIGATIONS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

4

12.   Transfer.  This Note may not be transferred or assigned in any manner without the prior written consent of the Company (which consent may be withheld in its sole and absolute discretion); provided, however, that no prior written consent of the Company shall be required for any transfer of this Note to any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or managing members of the Holder or shares the same management company with the Holder, and, provided, further, that no pledge of this Note by the Holder pursuant to a credit facility or other bank indebtedness shall be considered an assignment hereunder requiring the Company's consent.  Any attempted transfer or assignment of this Note (or any portion thereof) not complying with this Section 12 shall be null and void.
13.   Notices.  Notices hereunder shall be made as described in the Purchase Agreement.
14.   Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.  This Note is solely an obligation of the Company.
15.   Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.
[Signature page follows]

5

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the day and year first above written.
COMPANY:
OPGEN, INC.,
a Delaware corporation
By:  ___________________________________
Name:  C. Eric Winzer
Title:    Chief Financial Officer

6